EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, the Chief Executive Officer and the Chief Financial Officer of iGo, Inc. (the “Company”), each certifies that, to his knowledge on the date of this certification:
     1. The quarterly report of the Company for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 4, 2010	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer

/s/ Darryl S. Baker
Darryl S. Baker
Vice President and Chief Financial Officer